Exhibit 99.1

FIRST AMENDMENT

TO

TRANSACTION AGREEMENT

This FIRST AMENDMENT TO TRANSACTION AGREEMENT (this “Amendment”) is entered into as of August 8, 2005 by and between CELSION CORPORATION, a Delaware corporation having its principal place of business at 10220-L Old Columbia Road, Columbia, Maryland 21046 (“Celsion”) and BOSTON SCIENTIFIC CORPORATION, a Delaware corporation having its principal place of business at One Boston Scientific Place, Natick, Massachusetts 01760 (“BSC”). All capitalized terms that are not otherwise defined herein shall have the meanings assigned to them in the Transaction Agreement.

WHEREAS, Celsion and BSC entered into that certain Transaction Agreement dated January 20, 2003 (together with all exhibits and schedules thereto, the “Transaction Agreement”) and have agreed to enter into the First Amendment to Asset Purchase Agreement, dated the date hereof;

WHEREAS, BSC has agreed, subject to certain terms and conditions, to loan to Celsion up to FIFTEEN MILLION and 00/100 Dollars ($15,000,000) (the “Loan”) to be evidenced by one or more convertible secured promissory notes substantially in the form as attached hereto as Exhibit A (each a “Note”); and

WHEREAS, in connection with BSC making the Loan to Celsion and Celsion issuing the Note to BSC, Celsion and BSC have agreed to amend certain provisions of the Transaction Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations, agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Celsion and BSC hereby agree as follows:

ARTICLE I

AMENDMENTS TO TRANSACTION AGREEMENT

Section 1. Amendments to Transaction Agreement. Subject to BSC making the Loan to Celsion and Celsion issuing the Note to BSC, the Transaction Agreement is hereby amended as follows:

1.1 The definition of “Launch Date” in SECTION 1.01 Certain Defined Terms is hereby deleted in its entirety and amended as follows:

“Launch Date” means February 20, 2004.

1.2 SECTION 8.03 Option Exercise Price is hereby deleted in its entirety and amended in its entirety as follows:

SECTION 8.03 Option Exercise Price. The “Option Exercise Price” shall be SIXTY MILLION Dollars ($60,000,000).

ARTICLE II

INITIAL LOAN

Section 2.1 Initial Loan Disbursement. Subject to the terms and conditions set forth in this Agreement, at the Initial Closing, BSC shall loan to Celsion $6,000,000 (the “Initial Loan Amount”) to be evidenced by a Note (the “Initial Loan”).

Section 2.2. Initial Closing. Subject to the terms and conditions set forth in this Agreement, the Initial Loan shall take place at a closing (the “Initial Closing”) to be held at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York at 10:00 A.M. New York time on August     , 2005 or at such other place or at such other time or on such other date as the parties hereto may mutually agree upon in writing (the “Initial Closing Date”).

Section 2.3 Initial Closing Deliveries. (a) At the Initial Closing, Celsion shall deliver or cause to be delivered to BSC:

(i)	the Note evidencing the Initial Loan;

(ii)	a certificate of an officer of Celsion certifying that the conditions set forth in Section 7.01 have been satisfied;

(iii)	a duly executed counterpart to the First Amendment to Asset Purchase Agreement attached hereto as Exhibit B;

(iv)	a receipt for the Initial Loan Amount; and

(v)	the opinion of counsel required to be delivered pursuant to Section 7.2.

(b) At the Initial Closing, BSC shall deliver or cause to be delivered to Celsion:

(i)	the Initial Loan Amount by wire transfer in immediately available funds to an account or accounts designated by Celsion; and

(ii)	a duly executed counterpart to the First Amendment to Asset Purchase Agreement.

ARTICLE III

SECOND LOAN

Section 3.1 Second Loan Disbursement. Subject to the terms and conditions set forth in this Agreement, at the Second Closing, BSC shall loan to Celsion $4,500,000 (the “Second Loan Amount”) to be evidenced by a Note (the “Second Loan”).

Section 3.2. Second Closing. Subject to the terms and conditions set forth in this Agreement, the Second Loan shall take place at a closing (the “Second Closing”) to be held at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York at 10:00 A.M. New York time on January 1, 2006 or at such other place or at such other time or on such other date as the parties hereto may mutually agree upon in writing (the “Second Closing Date”); provided, that, for the period between the Initial Closing Date and the Second Closing Date, Celsion has worked, in good faith and to the reasonable satisfaction of BSC, to make progress with respect to the development of its Prolieve™ product.

Section 3.3 Second Closing Deliveries. (a) At the Second Closing Celsion shall deliver or cause to be delivered to BSC:

(i)	the Note evidencing the Second Loan;

(ii)	a certificate of an officer of Celsion certifying that the conditions set forth in Section 7.01 have been satisfied;

(iii)	a receipt for the Second Loan Amount; and

(iv)	the opinion of counsel required to be delivered pursuant to Section 7.2.

(b) At the Second Closing, BSC shall deliver or cause to be delivered to Celsion the Second Loan Amount by wire transfer in immediately available funds to an account or accounts designated by Celsion.

ARTICLE IV

THIRD LOAN

Section 4.1 Third Loan Disbursement. Subject to the terms and conditions set forth in this Agreement, at the Third Closing, BSC shall loan to Celsion $4,500,000 (the “Third Loan Amount”) to be evidenced by a Note (the “Third Loan”).

Section 4.2. Third Closing. Subject to the terms and conditions set forth in this Agreement, the Third Loan shall take place at a closing (the “Third Closing”) to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York at 10:00 A.M.

New York time on May 1, 2006 or at such other place or at such other time or on such other date as the parties hereto may mutually agree upon in writing (the “Third Closing Date”); provided, that, for the period between the Second Closing Date and the Third Closing Date, Celsion has worked, in good faith and to the reasonable satisfaction of BSC, to make progress with respect to the development of its Prolieve™ product.

Section 4.3 Third Closing Deliveries. (a) At the Third Closing, Celsion shall deliver or cause to be delivered to BSC:

(i)	the Note evidencing the Third Loan;

(ii)	a certificate of an officer of Celsion certifying that the conditions set forth in Section 7.01 have been satisfied;

(iii)	a receipt for the Third Loan Amount; and

(iv)	the opinion of counsel required to be delivered pursuant to Section 7.2.

(b) BSC shall deliver or cause to be delivered to Celsion the Third Loan Amount by wire transfer in immediately available funds to an account or accounts designated by Celsion.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF CELSION

Celsion hereby represents and warrants to BSC as follows:

Section 5.1 Organization and Qualification of Celsion. Celsion is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the business as it has been and is currently conducted. Celsion is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable. True and correct copies of Celsion’s Certificate of Incorporation and By-Laws are attached hereto as Exhibit C, each as in effect on the date hereof.

Section 5.2 Subsidiaries. Except as has been disclosed in filings made with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), there are no corporations, partnerships, joint ventures, associations or other entities in which Celsion owns, of record or beneficially, any direct or indirect equity interest or any right (contingent or otherwise) to acquire the same. Celsion is not a member of (nor is any part of its business conducted through) any partnership.

Section 5.3 Capital Stock of Celsion. As of August     , 2005, the authorized capital stock of Celsion consists of (i) two hundred fifty million (250,000,000) shares of Celsion Common Stock and (ii) one hundred thousand (100,000) shares of Preferred Stock, par value $0.01 per share (“Celsion Preferred Stock”) and, as of the date hereof, there are 160,901,600 shares of Celsion Common Stock issued and outstanding. In addition, there are 15,000 shares of Celsion Preferred Stock designated as “Series C Junior Participating Preferred Stock,” of which no shares are issued and outstanding as of the date hereof. All of the outstanding shares of Celsion’s capital stock are duly and validly issued, fully paid and nonassessable. None of the issued and outstanding shares of capital stock of Celsion was issued in violation of any preemptive rights. Except as set forth on Schedule 5.3, as of the date hereof, there are no options, warrants, subscriptions, calls, convertible securities or other rights, agreements, arrangements or commitments relating to the capital stock of Celsion or obligating Celsion to issue or sell any shares of capital stock of, or any other equity interest in, Celsion. Except as set forth on Schedule 5.3, there are no outstanding contractual obligations of Celsion to repurchase, redeem or otherwise acquire any shares of capital stock of Celsion or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. Upon consummation of the transactions as contemplated by this Agreement, the Celsion Shares purchased by BSC will have been duly and validly issued, fully paid and nonassessable, the issuance of those Celsion Shares is not subject to preemptive or other similar rights, and upon registration of those Celsion Shares in the name of BSC in the records of Celsion, BSC will own those Celsion Shares free and clear of all Encumbrances.

Section 5.4 Authority of Celsion. Celsion has all necessary corporate power and authority to enter into this Agreement, the First Amendment to Asset Purchase Agreement and each Note (collectively, the “Transaction Documents”), to carry out its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Documents by Celsion, the performance by Celsion of its obligations thereunder and the consummation by Celsion of the transactions contemplated thereby have been duly authorized by all requisite action on the part of Celsion. The Transaction Documents have been, or upon their execution shall be, duly executed and delivered by Celsion, and each Transaction Document constitutes, or upon its execution shall constitute, legal, valid and binding obligations of Celsion enforceable against Celsion in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws relating to or affecting the rights of creditors generally (including, without limitation, fraudulent conveyance laws) and (ii) the exercise of judicial discretion in accordance with general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, or injunctive relief.

Section 5.5 No Conflict. Except as set forth on Schedule 5.5, the execution, delivery and performance of the Transaction Documents by Celsion do not and will not (a) violate, conflict with or result in the breach of any provision of Celsion’s Certificate of Incorporation and By-Laws, (b) conflict with or violate (or cause a Material Adverse Effect as a result of) any Law or Governmental Order applicable to Celsion, or any of its assets, properties or businesses, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Celsion Shares pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Celsion is a party or by which any of the Celsion Shares or any of such assets or properties is bound or affected.

Section 5.6 Governmental Consents and Approvals. The execution, delivery and performance of the Transaction Documents by Celsion do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority.

Section 5.7 SEC Filings Celsion has filed all forms, reports, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act since January 1, 2001, including (i) its Annual Reports on Form 10-K for the fiscal years ended September 30, 2001, 2002 and 2003, respectively, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and (ii) all other forms, reports and other registration statements (other than Annual Reports on Form 10-K) required to be filed by Celsion with the SEC pursuant to the Exchange Act since January 1, 2000 (the forms, reports and other documents referred to in clauses (i) and (ii) above being, collectively, the “Celsion SEC Reports”). The Celsion SEC Reports, including any financial statements or schedules included or incorporated by reference therein, (i) were prepared in accordance with and complied in all material respects with either the requirements of the Securities Act of 1933, as amended, or the Exchange Act, as the case may be, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The financial statements contained in the Celsion SEC Reports were prepared in accordance with GAAP as in effect as of the dates of such filings, applied on a consistent basis during the periods involved (except as may be stated in the notes thereto) and fairly present, in all material respects, the financial position, results of operations and cash flows of Celsion, as of the dates and for the periods referred to therein.

Section 5.8 Absence of Undisclosed Liabilities. Celsion has no Liabilities other than Liabilities (a) disclosed in the Celsion SEC Reports, (b) disclosed to BSC (i) in the Disclosure Schedule to the Transaction Agreement, (ii) at meetings of Celsion’s Board of Directors, (iii) through meetings between BSC and members of Celsion’s management team, or (c) incurred since March 31, 2005 in the ordinary course of business, consistent with past practice, of Celsion.

Section 5.9 Absence of Certain Changes or Events. (a) Except as set forth on Schedule 5.9, since March 31, 2005 until the date hereof, Celsion has conducted its businesses in the ordinary course of business, consistent with past practice.

(b) Except as set forth on Schedule 5.9(b), since March 31, 2005 until the date hereof, there has not been with respect to Celsion any event or development or change which has resulted or would reasonably be expected to result in a Material Adverse Effect.

Section 5.10 Material Contracts. (a) Celsion has filed all of the material contracts and agreements of Celsion that are required to be filed by it with the SEC (the “Material Contracts”).

(b) Each Material Contract is a valid and binding agreement of Celsion, is in full force and effect and constitutes the entire agreement with respect to the subject matter relating to such Material Contract. Upon consummation of the transactions contemplated by this Agreement, each Material Contract shall continue in full force and effect without penalty or other adverse consequence. Celsion is not in breach of, or default under, any Material Contract.

(c) To the knowledge of Celsion, no other party to any Material Contract is in breach thereof or default thereunder and Celsion has not received any notice of termination, cancellation, breach or default under any Material Contract.

Section 5.11 Compliance with Law. Celsion has complied, in all material respects, with all Laws and Governmental Orders applicable to Celsion. Except as set forth on Schedule 5.11, Celsion has not received written notice from any third party, including any Governmental Authority, alleging that Celsion has been or is in violation or potentially in violation of any applicable Law or Governmental Order or otherwise may be liable thereunder.

Section 5.12 Governmental Licenses. Celsion holds all requisite governmental licenses, permits and other approvals to own and hold under lease its properties, assets and rights and to conduct its business substantially as conducted by it. No suspension or cancellation of any such licenses, permits or approvals is pending or, to the knowledge of Celsion, threatened.

Section 5.13 Litigation. Except as set forth on Schedule 5.13, as of the date hereof, there is no Action by or against Celsion pending before any Governmental Authority (or, to the knowledge of Celsion, threatened to be brought by or before any Governmental Authority).

Section 5.14 Intellectual Property. (a) Schedule 5.14(a) sets forth a true and complete list of (i) all patents and patent applications, registered trademarks and trademark applications, registered copyrights and copyright applications, and domain names included in the Owned Intellectual Property, (ii) all Celsion IP Agreements, other than commercially available off-the-shelf computer software licensed pursuant to shrink-wrap or click wrap licenses that is not material to Celsion’s business, and (iii) other Owned Intellectual Property material to Celsion’s business.

(b) Celsion is the exclusive owner of the entire right, title and interest in and to the Owned Intellectual Property, and has a valid license to use the Licensed Intellectual Property in connection with its business as currently conducted or, with respect to the BPH Business, as contemplated to be conducted. Celsion is entitled to use all Owned Intellectual

Property and Licensed Intellectual Property in the continued operation of its business without limitation, subject only to the terms of the Celsion IP Agreements, as the case may be. The Owned Intellectual Property and the Licensed Intellectual Property have not been adjudged invalid or unenforceable in whole or in part, and, to the knowledge of Celsion, are valid and enforceable.

(c) To the knowledge of Celsion, the conduct of its business as currently conducted does not infringe or misappropriate the Intellectual Property of any third party, and no Action alleging any of the foregoing is pending, and no unresolved, written claim has been threatened or asserted against Celsion alleging any of the foregoing. To the knowledge of Celsion, no person is engaging in any activity that infringes the Owned Intellectual Property.

(d) No Owned Intellectual Property is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property or that would impair the validity or enforceability of such Intellectual Property.

(e) The consummation of the transactions contemplated by this Agreement will not result in the termination, loss or impairment of any of the Owned Intellectual Property or the rights of Celsion under the Celsion IP Agreements.

(f) Celsion has taken all necessary steps in accordance with industry standards to maintain the security, confidentiality and value of its technology, trade secrets and other confidential Intellectual Property material to Celsion’s business, including, without limitation, all tangible embodiments thereof.

Section 5.15 Real Property. (a) Celsion has no Owned Real Property.

(b) Schedule 5.15(b) lists, as of the date hereof: (i) the street address of each parcel of Leased Real Property, (ii) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property, and (iii) the current use of each such parcel of Leased Real Property.

Section 5.16 ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan, which might result in the incurrence by Celsion of any material liability, fine or penalty other than a non-defaulted obligation to make a contribution under Section 302 of ERISA. Celsion has no contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA. Celsion has no material Liabilities under Title IV of ERISA and no circumstance exists that would give rise thereto.

Section 5.17 Taxes. All Tax Returns required to be filed by or with respect to Celsion have been timely filed (taking into account any extension of time to file granted to or obtained on behalf of Celsion). All Taxes shown to be payable on such Tax Returns have been paid. No deficiency for Taxes has been asserted or assessed in writing by a taxing authority against Celsion.

Section 5.18 Insurance. All assets, properties and risks of Celsion are, and for the past three years have been, covered by valid and, except for insurance policies that have expired under their terms in the ordinary course, currently effective insurance policies (including product liability and general liability insurance) issued in favor of Celsion, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of Celsion.

Section 5.19 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Celsion.

ARTICLE VI

REIMBURSEMENTS; REGISTRATION RIGHTS

Section 6.1 Reimbursements. Celsion shall reimburse BSC up to $750,000 for documented costs incurred in connection with technical support provided by BSC in addition to those support obligations of BSC required by the Transaction Agreement. Celsion and BSC shall mutually agree upon such documented cost.

Section 6.2 Registration Rights. The shares of Celsion Common Stock issuable upon conversion of a Note (“Conversion Shares”) shall have the rights to registration as provided in Article X of the Transaction Agreement. BSC hereby acknowledges that the Conversion Shares are subject to the same restrictions as set forth in Article X of the Transaction Agreement.

ARTICLE VII

CONDITIONS TO CLOSING

Section 7.1 Conditions to Obligations of BSC. The obligations of BSC to make any loan disbursements contemplated by this Agreement shall be subject to the fulfillment, at or prior to the relevant Closing, of each of the following conditions:

(a) the representations and warranties of Celsion contained in this Agreement (i) if subject to any limitations as to “materiality” or “Material Adverse Effect”, shall be true and correct at and as of the relevant Closing Date with the same force and effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (ii) if not subject to any limitations as to “materiality” or “Material Adverse Effect”, shall be true and correct in all material respects at and as of the relevant Closing Date with the same force and effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

(b) Celsion shall have performed in all material respects all of its obligations required to be performed by it under this Agreement at or prior to the relevant Closing Date;

(c) no event or development or change shall have occurred which, individually or in the aggregate, have, or could have, a Material Adverse Effect; and

(d) no Action shall have been commenced or threatened against either Celsion or BSC seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of BSC, is likely to render it impossible or unlawful to consummate such transactions. For the purposes of this Section 7.1 only, the term “Action” shall not include any lawsuit primarily alleging Intellectual Property infringement or misappropriation commenced by a third party against Celsion.

Section 7.2 Conditions to Obligations of BSC for Initial Closing. In addition to Section 7.1, the obligations of BSC to make any disbursements contemplated by this agreement shall be subject to the receipt, at or prior to the Initial Closing, of a legal opinion from Venable LLP, addressed to BSC and dated the relevant Closing Date, substantially in the form requested by BSC.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Survival of Representations and Warranties. The representations and warranties provided for in this Agreement shall survive the Second Closing and remain in full force and effect until the second anniversary of the Second Closing Date; provided, however, that the representations and warranties made pursuant to Sections 5.1, 5.2, 5.3, 5.4, and 5.19 shall survive indefinitely. If written notice of a claim has been given by the Indemnified Party to the Indemnifying Party prior to the expiration of the applicable representations and warranties, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

Section 8.2 Indemnification by Celsion. Celsion shall indemnify, defend, save and hold harmless, BSC and each of its subsidiaries, shareholders, Affiliates, officers, directors, employees, counsel, agents and representatives and each of their heirs, executors, successors and assigns (collectively, the “BSC Indemnified Parties”) against and in respect of any and all Liabilities, losses, diminution in value, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys’ and consultants’ fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter a “Loss”), arising out of or resulting from:

(a) any breach or inaccuracy of any representation or warranty of Celsion contained in this Agreement (it being understood that such representations and warranties shall be interpreted without giving effect to any limitations or qualifications as to “materiality” or “Material Adverse Effect” set forth therein); and

(b) any breach by Celsion of any covenant or agreement contained in this Agreement.

Section 8.3 Enforcing Indemnification Claims. Any Person entitled to indemnification under this Article XIII (the “Indemnified Party”) shall give the indemnifying party (the “Indemnifying Party”) notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within sixty (60) days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the Section of this Agreement in respect of which it elects to seek and recover indemnification. The obligations and liabilities of the Indemnifying Party under this Article XIII with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article XIII (“Third Party Claims”) shall be governed by and be contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within thirty (30) days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article XIII except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Article XIII. The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five (5) days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party in its reasonable discretion for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party, unless such settlement does not subject the Indemnified Party to any monetary liability and includes a complete, unconditional release of the Indemnified Party from all liabilities with respect to such claim or demand. Nothing contained herein shall be construed as to release the Indemnified Party from its obligations under any other provision contained in this Article XIII.

Section 8.4 Adjustment to Loan. All amounts paid under this Article XIII shall be treated as adjustments to the Loan for all Tax purposes unless otherwise required by Law.

ARTICLE IX

TERM AND TERMINATION

Section 9.1 Termination. This Agreement may be terminated:

(a) by mutual written consent of Celsion and BSC;

(b) by Celsion or BSC, if the other party (i) files in any court pursuant to any Law in any country a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of such party or of its assets, (ii) proposes a written agreement of composition for extension of its debts, (iii) is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within 60 days after filing thereof, (iv) is party to any dissolution or liquidation, or (v) makes a general assignment for the benefit of its creditors;

(c) by Celsion or BSC upon 60 days written notice to the other party in the event that the other party shall have materially breached any of its obligations, representations or warranties hereunder and shall not have cured such breach prior to the expiration of such 60-day period; or

(d) by BSC, at any time if the Second Closing has not occurred by March 1, 2006 or, if the Third Closing has not occurred by July 1, 2006.

Section 9.2 Effect of Termination. Termination of this Agreement shall not affect rights and obligations of either party that may have accrued prior to the effective date of termination or any obligation that by its nature or express terms survives termination. Without limiting the foregoing, the provisions of Articles VI, VIII and IX shall survive any expiration or termination of this Agreement.

ARTICLE X

MISCELLANEOUS

Section 9.1 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

Section 9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by telecopy or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.2):

(a) if to Celsion:

Celsion Corporation

10220-L Old Columbia Road

Columbia, Maryland 21046-1705

Attention: President and Chief Executive Officer

Facsimile No: (410) 290-5394

with a copy to:

Venable LLP

Two Hopkins Plaza, Suite 1800

Baltimore, Maryland 21201

Attention: Michael J. Baader, Esq.

Facsimile: (410) 244-7742

(b) if to BSC:

Boston Scientific Corporation

One Boston Scientific Place

Natick, MA 01760-1537

Attention: Lawrence C. Best

Facsimile No: (508) 650-8956

with a copy to:

Boston Scientific Corporation

One Boston Scientific Place

Natick, MA 01760-1537

Attention: General Counsel

Facsimile No: (508) 650-8956

with a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Attention: Peter D. Lyons, Esq.

Facsimile No: (646) 848-7666

Section 9.3 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of the Agreement.

Section 9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

Section 9.5 Entire Agreement. This Amendment sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment.

Section 9.6 Continuing Effect of Transaction Agreement. Except as expressly amended hereby, all of the provisions of the Transaction Agreement are ratified and confirmed and remain in full force and effect. In the event there are any conflicts between the terms of the Transaction Agreement and this Amendment, this Amendment shall control.

Section 9.7 One Agreement; References; Fax Signature. The Transaction Agreement, as amended by this Amendment, will be construed as one agreement. All references in any documents to the Transaction Agreement will be deemed to be references to the Transaction Agreement as amended by this Amendment. This Amendment may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof, and, if so signed: (i) may be relied on by each party as if the document were a manually signed original and (ii) will be binding on each party for all purposes.

Section 9.8 Captions. The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

Section 9.9 Counterparts. This Amendment may be executed in multiple counterparts, each of which, when executed and delivered, shall be an original but all of which together shall constitute one and the same instrument.

Section 9.10 Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware.

Section 9.11 Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 9.12 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

Section 9.13 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 9.14 Agreement. All Schedules and Exhibits attached to this Agreement shall be deemed part of this Agreement and incorporated herein, as if fully set forth herein.

Section 9.15 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.15.

Signatures Appear On Following Page.

IN WITNESS WHEREOF, Celsion and BSC have caused this Amendment to be executed as of the date first written above by their respective duly authorized officers thereunto.

CELSION CORPORATION

By:
Name: Title:	Lawrence Olanoff President and Chief Executive Officer

BOSTON SCIENTIFIC CORPORATION

By:
Name:
Title: